UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 18, 2012

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802 Vienna, Virginia 22182
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (703) 506-9460

_________________________________________________________
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2012 the Company’s directors approved the issuance of options to the Company’s officers and directors.  All options are exercisable at a price of $0.28 per share.  Other information concerning the options follows:

Name of Officer/Director	Shares Issuable Upon Exercise of Options	Type of Options	Vesting Schedule (1)
Maximilian de Clara	1,000,000	Non-qualified stock option	Equally and annually over 5 years
Geert R. Kersten	2,300,000	Non-qualified stock option	Equally and annually over 5 years
Geert R. Kersten	2,700,000	Incentive stock option	As shown below
Eyal Talor, Ph.D.	1,500,000	Incentive stock option	As shown below
Patricia B. Prichep	1,500,000	Incentive stock option	As shown below
Dr. C. Richard Kinsolving	500,000	Non-qualified stock option	Equally and annually over 5 years
Dr. Peter R. Young	500,000	Non-qualified stock option	Equally and annually over 5 years
Alexander G. Esterhazy	500,000	Non-qualified stock option	Equally and annually over 5 years

Vesting Schedule:

	Options	Date Options are
Name	Exercisable	First Exercisable

Geert R. Kersten	110,770	12-18-13
	110,770	12-18-14
	354,090	12-18-15
	354,085	12-18-16
	354,085	12-18-17
	354,085	12-18-18
	354,085	12-18-19
	354,085	12-18-20
	354,085	12-18-21

Eyal Talor, Ph.D.	233,900	12-18-13
	233,900	12-18-14
	344,067	12-18-15
	344,067	12-18-16
	344,066	12-18-17

Patricia B. Prichep	233,900	12-18-13
	233,900	12-18-14
	344,067	12-18-15
	344,067	12-18-16
	344,066	12-18-17

(1)
Any options which are not then exercisable will automatically terminate 90 days after the date the option holder voluntarily resigns as an officer, director or employee or in the event the option holder is terminated for cause. For purposes of these options, cause is defined as (i) the failure by the option holder to substantially perform his duties and obligations owed to the Corporation (other than any failure resulting from incapacity due to physical or mental illness); (ii) engaging in misconduct or a breach of fiduciary duty which is, or potentially is, materially injurious to the Corporation; (iii) the commission of a crime which is, or potentially is, materially injurious to the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has only caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: December 24, 2012	By:	/s/ Patricia B. Prichep
Patricia B. Prichep
Senior Vice President of Operations